EX-99.h.1.iii

AMENDMENT NO. 2 TO

SCHEDULE A

DELAWARE GROUP EQUITY FUNDS IV

SHAREHOLDER SERVICES AGREEMENT

APPLICABLE SERIES

EFFECTIVE AS OF JUNE 30, 2016

Delaware Healthcare Fund

Delaware Smid Cap Growth Fund

Delaware Small Cap Growth Fund

AGREED AND ACCEPTED:

DELAWARE INVESTMENTS FUND			DELAWARE GROUP EQUITY
SERVICES COMPANY			FUNDS IV
for its series set forth in this Schedule A

By:	/s/ Michael F. Capuzzi	By:	/s/ Shawn Lytle
Name:	Michael F. Capuzzi	Name:	Shawn Lytle
Title:	Senior Vice President	Title:	President and Chief Executive Officer